Law Ofices
                           JENSEN, DUFFIN & DIBB, LLP
                             311 SOUTH STATE STREET
                                    SUITE 380
                           SALT LAKE CITY, UTAH 84111
                                                                   TELEPHONE
THOMAS A. DUFFIN, P.C.                                             (801)
JULIAN D. JENSEN, P.C.                                             531-6600
BRUCE L. DIBB, P.C.                                                TELECOPIER
DANIEL O. DUFFIN, P.C.                                             (801)
                                                                   521-3731


                                  May 14, 2002

Board of Directors
Prime Resource, Inc.

22 East First South/Fourth Floor
Salt Lake City, UT   84111

         RE:      Opinion on Legality
                  SB-2 Registration Filing

Dear Prime Resource Board of Directors:

         Our office has been asked by Mr. Terry Deru, your President, to prepare for the Board of Directors an opinion on the legality of the proposed Registration to be filed with the Securities and Exchange Commission on Form SB-2. In response to that request, it is the opinion of our office that Prime Resource, Inc. is a Utah corporation in good standing and is fully capable of completing and filing a Registration Statement on Form SB-2 with the Securities Exchange Commission and otherwise registering such offering in various jurisdictions where the offering may be sold. It is also the opinion of the undersigned that the securities covered by the Registration Statement will, when sold, be legally issued, fully paid and non-assessable.

         It is also the opinion of our office that the proposed SB-2 Registration Statement constitutes an apparent adequate and complete filing under the Securities and Exchange Act of 1933, though such opinion does not intimate or mean that the Securities and Exchange Commission may not require various amendments before such Registration may become effective. It is further understood and agreed between the undersigned and the Company that this letter will be required to be filed as a Exhibit to the Registration Statement. If you have any questions regarding this opinion, please contact the undersigned at your earliest convenience.

                                                      Sincerely,



                                                      /s/ Julian D. Jensen
                                                      ---------------------
                                                          Julian D. Jensen
                                                          Attorney at Law

JDJ/jp
PRIME RESOURCE/L.BrdDirect
                                       1